Exhibit 10.25

AMENDMENT NO. 1 TO SENIOR CONVERTIBLE NOTES

THIS AMENDMENT NO. 1 TO SENIOR CONVERTIBLE NOTES (this “Amendment”) is made and entered into as of August 18, 2023 (the “Amendment Date”), by and among Triller Hold Co LLC, a Delaware limited liability company (the “Company”); Triller Corp. f/k/a Triller Inc., a Delaware corporation (the “Surviving Company”); and Total Formation Inc., a BVI corporation (the “Purchaser”). This Amendment amends and modifies that certain (i) Amended and Restated Senior Convertible Note, dated December 31, 2022 (the “Initial Note”), and (ii) Senior Convertible Note, dated December 31, 2022 (the “Bridge Note” and, together with the Initial Note, the “Notes”), which Notes were issued pursuant to that certain Convertible Note Purchase Agreement dated August 18, 2022 (as amended and restated on December 31, 2022, the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Notes. The Company, the Surviving Company and the Purchaser are collectively referred to in this Amendment as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into the Agreement to memorialize their respective rights and understandings with respect to the Purchaser’s purchase from the Company of the Notes, which Notes were issued by the Company in accordance with the terms of the Agreement;

WHEREAS, Section 8.10 of the Agreement provides that the Notes may be amended by the written agreement of the Company and the Purchaser; and

WHEREAS, the Parties desire to enter into amend the Notes as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the Parties hereby amend the Notes as follows:

AMENDMENTS

1. Maturity Date. The definition of “Maturity Date” in Section 1.1 of each Note is hereby amended and restated to read in its entirety as follows:

“Maturity Date” means the earlier of (x) the 30th day after the Surviving Company has a class of equity securities listed for trading on the New York Stock Exchange (y) November 1, 2023 and (z) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

2. No Other Amendments. Except as expressly modified by this Amendment, the Agreement and the Notes remain unmodified and in full force and effect.

3. Effect of Amendment. The Notes shall be deemed modified as set forth in this Amendment as of the Amendment Date. The Notes, as modified by this Amendment, and the Agreement together constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings of the Parties, whether oral or written.

4. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Signatures delivered by digital or electronic means shall be of the same effect, validity and enforceability as manually executed signatures.

[Signature Pages Follow]

Amendment No. 1 to Senior Convertible Notes

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Senior Convertible Notes as of the Amendment Date.

COMPANY
TRILLER HOLD CO LLC

/s/ Mahi de Silva
By Mahi de Silva
Its Chief Executive Officer

SURVIVING COMPANY
TRILLER CORP. F/K/A TRILLER INC.

/s/ Mahi de Silva
By Mahi de Silva
Its Chief Executive Officer

Signature Page

Amendment No. 1 to Senior Convertible Notes

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Senior Convertible Notes as of the Amendment Date.

PURCHASER
TOTAL FORMATION INC.

/s/ Tsai Ming Hsing
By Tsai Ming Hsing Its Director

Signature Page

Amendment No. 1 to Senior Convertible Notes